UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 6, 2010

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At Wisconsin Energy Corporation's 2010 Annual Meeting of Stockholders held on May 6, 2010, stockholders voted on the following items with the following results:

Item 1 -- Election of Nine Directors for Terms Expiring in 2011: The Board of Directors' nominees named below were elected as directors by the indicated votes cast for each nominee. Directors are elected by a plurality of the votes cast by the shares entitled to vote. Any shares not voted, whether by withheld authority or otherwise, have no effect in the election of directors. There was no solicitation in opposition to the Directors' nominees.
Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes

John F. Bergstrom	87,191,396	2,216,229	11,166,544
Barbara L. Bowles	87,904,498	1,503,127	11,166,544
Patricia W. Chadwick	88,767,626	639,999	11,166,544
Robert A. Cornog	87,687,556	1,720,069	11,166,544
Curt S. Culver	88,762,052	645,573	11,166,544
Thomas J. Fischer	88,163,903	1,243,722	11,166,544
Gale E. Klappa	86,475,606	2,932,019	11,166,544
Ulice Payne, Jr.	88,577,498	830,127	11,166,544
Frederick P. Stratton, Jr.	87,303,813	2,103,812	11,166,544

Item 2 -- Ratification of Deloitte & Touche LLP as Independent Auditors for 2010: The Audit and Oversight Committee of the Board of Directors has sole authority to select, evaluate and, where appropriate, terminate and replace the independent auditors. The Audit and Oversight Committee appointed Deloitte & Touche LLP as Wisconsin Energy's independent auditors for the fiscal year ending December 31, 2010, subject to stockholder ratification. Stockholders ratified Deloitte & Touche LLP as independent auditors for fiscal year 2010 by the following vote:
Shares Voted For	Shares Voted Against	Shares Abstained
99,199,377	816,126	558,666

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: May 12, 2010	Stephen P. Dickson -- Vice President and Controller